UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012

Oilsands Quest Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 1333 - 8th Street SW Calgary, Alberta, Canada	T2R 1M6

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The shareholders of Oilsands Quest Inc. (the “Company”) voted on the five proposals listed below at the Company’s Annual Meeting of Shareholders held on April 24, 2012 (the “Annual Meeting”).  The final voting results for each proposal are set forth below.  The proposals are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on March 21, 2012.  A copy of the press release announcing the results of the Annual Meeting is attached hereto as Exhibit 99.1 and incorporated by reference herein.

	Proposal	For	Against	Abstain	Broker Non Votes
1.	Election of Director: Ronald Blakely	106,553,873	3,188,062	613,181	123,910,282
2.	Proposal to Amend Oilsands Quest’s Articles of Incorporation to remove Class A, B and C Board Member Designations	107,330,523	2,419,434	605,159	123,910,282
3.	The ratification and approval of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2012	229,697,475	3,110,129	1,457,794	0
4.	An advisory (non-binding) vote on executive compensation	102,332,433	6,924,584	1,098,099	123,910,282

	Proposal	1 year	2 years	3 years	Abstain	Broker Non Votes
5.	An advisory (non-binding) vote on how frequently shareholders should vote to approve compensation of the named executive officers	107,041,614	1,330,815	1,276,858	705,829	123,910,282

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

 99.1                      Press Release dated April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)

Date: April 27, 2012	By:	/s/ Garth Wong
Name: Garth Wong
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 26, 2012.